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                                                                   EXHIBIT 5

                       O'SULLIVAN GRAEV & KARABELL, LLP

                             30 ROCKEFELLER PLAZA
                              NEW YORK, NY 10112
                                --------------
                                 212 408-2400
                            FACSIMILE 212 408-2420
                              CABLE "APPLELAW NY"


                                                February 7, 1996

Heartland Wireless
 Communications, Inc.
903 North Bowser, Suite 140
Richardson, Texas 75081

                    Heartland Wireless Communications, Inc.
                      13% Series B Senior Notes Due 2003
                   ---------------------------------------

Dear Sirs:

          We have acted as counsel for Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-4, as amended (File No. 33-91930) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act").

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below. As to certain questions of fact material to the opinions contained herein, we have relied upon certificates or statements of officers of the Company and certificates of public officials. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

          Based upon the foregoing, we are of the opinion as follows:

          1. The Company is a validly existing corporation under the laws of the State of Delaware.

          2. The 13% Series B Senior Notes Due 2003 (the "Series B Notes")
of the Company have been duly authorized and, when issued upon consummation of the Exchange Offer (as definded in the Registration Statement) as contemplated by the Registration Statement and the Indenture between the Company and First Trust of New York, National Association, as trustee (the "Trustee"), as supplemented by the Supplemental Indenture between the Company and the Trustee, will be validly issued.
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                       O'SULLIVAN GRAEV & KARABELL, LLP

Heartland Wireless Communications, Inc.
February 7, 1996
Page 2

          We are admitted to the Bar of the State of New York and we express no opinion as to the laws of any other jurisdiction other than the Delaware General Corporation Law.

          We know that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5 thereto.

                                        Very truly yours,

                                        /s/ O'Sullivan, Graev & Karabell, LLP